EXHIBIT 10.3

April 12, 2014

VIRURL INC.

137 Bay Street, Suite 7

Santa Monica, CA 90405

Dear Sirs:

Commitment Letter

Revenue.com Corporation (the “Lender”) has agreed to loan Virurl Inc. (the “Borrower”) USD$928,000 upon and subject to the terms and conditions contained in this commitment letter (“Commitment”).

1.

Definitions and Interpretation:

(a)

Unless there is something in the subject matter or context necessarily inconsistent therewith, capitalized words and terms used in this Commitment, in Schedule A hereto and in any amendment or supplement hereto will have the meanings ascribed to them herein or in Schedule A hereto, as the case may be.

(b)

The provisions of Schedule A attached hereto are incorporated into this Commitment and form a part hereof.

2.

Amount of Loan:

Subject to the terms and conditions of this Commitment, the Lender will make a secured loan available to the Borrower in a principal amount (the “Principal”) of USD$877,500 (the “Loan”).

3.

Purpose:

For working capital and the payment of business expenses, except that no funds from the Loan may be used for a payment to a Non-Arm’s Length Party.

4.

Interest Rate and Term:

The balance outstanding under the Loan will bear interest at a rate equal to 12% per annum.  Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on April 30, 2014 until payment in full of the Principal, all accrued interest and any other amounts which become due hereunder. Interest shall be payable on the Maturity Date.

5.

Term and Repayment:

The Loan, including Principal, interest, and any fees (including the Loan Fee, if applicable) owing with respect thereto (collectively, the “Indebtedness”) shall come due and be repaid on the date (the “Maturity Date”) that is one year after the Loan is funded, unless and until an Event of Default occurs, whereupon all of the Indebtedness outstanding shall, at the option of the Lender, immediately become due and payable, subject to any applicable cure period.

6.

Prepayment:

The Borrower will be entitled to prepay at any time, without penalty, the whole or any portion of the Principal balance outstanding under the Loan plus all accrued interest thereon, provided that the Lender shall be provided with not less than 30 days written notice of the Borrower’s intent to pre-pay and provided further that such prepayment will not discharge any security in favour of the Lender while any Principal, interest or any other fee or amount is owed pursuant to this Commitment.

7.

Security:

As security for repayment of the Loan, the Borrower will provide or cause to be provided to and in favour of the Lender, in form and terms satisfactory to the Lender’s solicitors, the agreements as set out below, and executed prior to advancing any proceeds of the Loan. The security documentation to be provided will contain, among other things, all terms and conditions, including the covenants, warranties, and representations of the Borrower, in the Lender’s usual forms of security and supporting documents including the following:

(a)

Security Agreement (the “Security Agreement”) granting to the Lender by the Borrower a first security interest in all presently owned and after acquired personal property and a floating charge over all of its other property, assets and undertaking;

(b)

USD$877,500 Debenture made by the Borrower in favour of the Lender; and

(c)

all such supporting certificates, resolutions and solicitor opinions as the Lender may reasonably require

(collectively, the “Security Documents”).

8.

Events of Default:

(a)

At the option of the Lender, all Indebtedness will immediately become payable and the Security Documents will become enforceable upon the happening of any Event of Default.

(b)

Nothing contained herein will be construed or interpreted as imposing an express or implied limitation upon or to prejudice the Lender’s right to demand payment of the Loan in full at any time.

9.

Negative Covenants:

At all times during the term of the Loan, the Borrower will not, without the prior written consent of the Lender:

(a)

make revolving loans to or investments in, or provide guarantees or indemnities or otherwise give financial assistance to, any person, other than in the ordinary course of business;

(b)

grant or allow any lien, charge, lease or any other encumbrance, whether fixed or floating, other than a purchase money security interest, to be registered against the assets of the Borrower, except in favour of the Lender; or

(c)

issue, grant, permit or incur any debt except in favour of the Lender, other than in the ordinary course of business, or unless such debt is approved in writing by the Lender.

10.

Financial Statements and Reports:

The Borrower will provide the following management prepared financial information to the Lender prepared in accordance with United States GAAP (applied on a consistent basis with respect to prior periods):

(a)

annual financial statements for the Borrower’s most recently completed financial year;

(b)

applicable interim financial statements for any completed quarterly period subsequent to the year-end set out in Section 10(a); and

(c)

applicable month-end financial statements for any completed monthly period subsequent to the quarterly period set out in Section 10(b).

11.

Fees and Costs:

(a)

Subject to waiver of the loan fee by the Lender upon the closing of the Acquisition as described below, the Borrower will pay to the Lender a non-refundable loan fee of USD$263,250 (the “Loan Fee”).  The Borrower acknowledges and agrees that the Loan Fee is payable to the Lender as consideration for the time, effort and expenses of the Lender and its employees and agents to:

(i)

review and/or study documents pertaining to the transaction(s) contemplated hereby (including but not limited to any credit reports and financial statements);

(ii)

reserve funds in contemplation of the Loan; and

(iii)

forego any opportunities to use the funds elsewhere.

(b)

The Borrower agrees that the actual determination of the costs and expenses so incurred by the Lender is not feasible and the Loan Fee represents a reasonable estimate thereof and is payable to the Lender in the manner set out below without set-off, abatement or deduction.

The Borrower further agrees that the Loan Fee will be earned by the Lender on the issuance of this Commitment to the Borrower and payable to the Lender on the earlier of:

(i)

the occurrence of an Event of Default, subject to any applicable cure period; or

(ii)

on the date that the Formal Agreement is terminated in accordance with its terms, if the Formal Agreement is not entered into by the date specified in the Letter of Intent, or the Borrower and the Lender decide not to proceed with the Acquisition in accordance with the terms of the Letter of Intent (a “Termination Event”), unless extended by the Lender in writing in its sole discretion.

Notwithstanding the above, upon the closing of the Acquisition, the Lender will waive the Loan Fee in its entirety.  In the event of a Termination Event and provided such event is not the result of any breach of any term of the Formal Agreement by the Borrower, and is not the result of the Borrower being unable or unwilling to close the Acquisition or proceed with the Letter of Intent, as applicable (the “No-Fault Event”), then the Loan Fee shall be reduced to USD$10,000.

In that regard, the Borrower acknowledges and agrees that the Loan Fee represents a genuine pre-estimate of such liquidated damages and is not a penalty and that the consequences of a breach of the provisions of this Commitment are such as to make precise pre-estimation of such damages very difficult.

It is also understood and agreed that the Lender will have the right to enforce payment of any outstanding balance of the Loan Fee and, except as explicitly set out herein, nothing herein contained shall release the Borrower from liability to pay the balance of the Loan Fee, provided that no directors, officers or shareholders of the Borrower will be personally liable for the Loan Fee.

The foregoing is without prejudice to the rights of the Lender to obtain from the Borrower by legal action, specific performance of the Borrower’s covenants and obligations hereunder, or any other remedies available at law or in equity to the Lender.

(c)

The Borrower will pay, whether or not funds are disbursed under the Loan, all legal costs, registration fees and other costs incurred by the Lender in investigating title and perfecting the Security Documents.

12.

Non-Merger:

It is understood and agreed that the execution and delivery of the Security Documents, the registration of the Security Documents and the disbursement of funds under the Loan will in no way merge or extinguish this Commitment or the terms and conditions hereof, which will continue in full force and effect.  In the event of any inconsistency or conflict between any of the provisions of this Commitment and any provision or provisions of the Security Documents, the provisions of this Commitment will prevail.

13.

Taxes:

All payments to be made by the Borrower pursuant to this Commitment are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any Tax, including but not limited to withholding taxes, except for Taxes on the overall net income of the Lender.

14.

Maximum Interest Rate:

The Borrower agrees that, notwithstanding any provision in this Commitment to the contrary, no interest on the credit advanced under this Commitment will be payable in excess of that permitted by applicable law.  If the effective annual rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed the amount permitted by applicable law on the Loan advanced, then:

(a)

any excess that has been paid will be credited towards prepayment of any portion of the Indebtedness; and

(b)

any overpayment that may remain after such crediting will be returned forthwith to the Borrower upon demand.

15.

Assignment:

This Commitment and any benefits hereunder may not be transferred, assigned or otherwise disposed of by the Borrower to any other party without the prior written consent of the Lender.

16.

Further Assurances:

The Borrower shall at all times, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, assignments, security agreements and assurances as the Lender may require in order to give effect to the provisions hereof and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the security interests hereby created and the priority accorded to them by law or under this Commitment, including but not limited to the registration of the charges created by the Security Documents in all jurisdictions requested by the Lender.

17.

Currency:

All monetary amounts set out herein are stated in United States dollars.

18.

Public Statements:

Except as required by applicable law, the Borrower shall not make or cause to make any public announcement or statement with respect to the Acquisition, this Commitment or the Security Documents without the approval of the Lender, such approval not to be unreasonably withheld or delayed.  The Borrower acknowledges that, promptly after the entering into of this Commitment, the Lender is required to issue a press release announcing the entering into of this Commitment and the Acquisition.

19.

Enurement:

This Commitment will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and permitted assigns, as applicable.

20.

Counterparts

This Commitment may be executed in counterparts and delivered by fax or other electronic means capable of producing a printed copy and shall be deemed effective for all purposes.

This Commitment and the Loan offered will expire if the Borrower has not accepted the terms and conditions hereof by signing and returning the enclosed copy of this letter on or before April 12, 2014.

Yours truly,

REVENUE.COM CORPORATION

Per:

/s/ Paul Dillman

Authorized Signatory

Name: Paul Dillman

Title: President and Director

ACCEPTANCE

The Borrower hereby accepts the offer of REVENUE.COM CORPORATION to provide financing as set forth above and agrees to borrow the monies representing the Loan upon and subject to the terms of this Commitment.

For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Borrower hereby promises and agrees to pay the Indebtedness (including the Loan Fee and all other costs and charges and expenses required to be paid to the Lender) and to keep, observe and perform (or to cause to be kept, observed and performed) all of their other covenants and agreements set forth herein and in the Security Documents to which it is a party, in the manner respectively contemplated hereby and thereby.

The Borrower authorizes the Lender to instruct its solicitors to prepare the Security Documents and to register a UCC Financing Statement with respect thereto at the registries in the applicable jurisdictions in which the Borrower holds its assets and conducts its business as determined by the Lender.

Accepted and agreed to this  day of April, 2014.

VIRURL INC.

Per:

________________________

Authorized Signatory

Name: __________________

Title: ___________________

SCHEDULE A

DEFINITIONS AND INTERPRETATION

FORMING PART OF THAT CERTAIN COMMITMENT LETTER

BETWEEN REVENUE.COM CORPORATION

AND VIRURL INC.

1.

DEFINITIONS

1.1

“Acquisition” has the meaning set out in the Letter of Intent.

1.2

“Affiliate” when used to indicate a relationship with a person, an entity is an “Affiliate” of another entity if one of them is a subsidiary of the other or each of them is controlled by the same person.

1.3

“Associate” when used to indicate a relationship with a person, means:

(a)

an entity of which the person beneficially owns or controls, directly or indirectly, voting securities entitling the person to more than 10% of the voting rights attached to all outstanding voting securities of the entity; or

(b)

in the case of a person who is an individual, that person’s spouse or child or any relative of that person or of his or her spouse who has the same residence as that person.

1.4

“Commitment” means this commitment letter dated April 12, 2014 and every schedule thereto.

1.5

Events of Default” means any of the events referred to in Section 6 of the Security Agreement and “Event of Default” means any one of them.

1.6

“Formal Agreement” has the meaning set out in the Letter of Intent.

1.7

“Indebtedness” means all present and future indebtedness and liability, direct or indirect, of the Borrower to the Lender arising under and pursuant to this Commitment and the Security Documents (including, without limitation, the amount outstanding under the Loan and all accrued interest thereon and all fees and costs payable in connection therewith).

1.8

“Insider” means:

(a)

a director, officer or manager of the Borrower, as applicable;

(b)

a director, officer or manager of a company that is an Insider or subsidiary of the Borrower, as applicable; or

(c)

a person that beneficially owns or controls, directly or indirectly, voting Shares or membership interests carrying more than 10% of the voting rights attached to all outstanding voting Shares or membership interests of the Borrower.

1.9

“Letter of Intent” means the letter of intent dated April 12, 2014 between the Lender and the Borrower.

1.10

“Non-Arm’s Length Party” means, in relation to the Borrower:

(a)

a promoter, director, officer, manager or Insider of the Borrower and any Associates or Affiliates of any such person; or

(b)

another entity or an Affiliate of that entity, if that entity or its Affiliate have the same promoter, director, officer, manager, Insider as the Borrower.

1.11

“Security Documents” means the security documents set out in Section 7 of the Commitment, and “Security Document” means any one of them.

1.12

“Shares” means the issued and outstanding common shares in the capital of the Borrower.

1.13

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar impositions payable, levied, collected, withheld or assessed as of the date of this Commitment or at any time in the future under the applicable laws or any political subdivision thereof, and “Tax” shall have a corresponding meaning.

1.14

“USD$” and “$” means lawful currency of the United States.

2.

INTERPRETATION

2.1

“Herein”, “hereunder”, and similar terms refer to the Commitment as a whole and not to any specific Clause or provision thereof.

2.2

The word “person” includes in its meaning any firm or corporation.

2.3

When the context makes it possible, the singular includes the plural and vice versa, and all references to any person, whether a party to this Commitment or not, will be read with such changes in number or gender as the party or reference requires.

2.4

If any provision, covenant, or agreement contained in this Commitment is invalid or unenforceable in whole or in part, then such invalid or unenforceable provision, covenant, or agreement or part thereof will be severed from and will not affect the validity or enforceability of the remainder of this Commitment.

2.5

Any reference in this Commitment to a statute will include any amendment or successor statute and any regulations thereunder in force from time to time.

2.6

The headings appearing in this Commitment have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Commitment.

2.7

This Commitment will enure to the benefit of the Lender and be binding upon the Borrower and its successors, permitted assigns, executors and administrators, as applicable.